Exhibit 23.3

[Letterhead of PricewaterhouseCoopers]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 No. 333-[00000] of our report dated October 22, 2007 relating to the financial statement of Global Ship Lease Inc., which appears in such Registration Statement.  We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

PricewaterhouseCoopers

/s/ PricewaterhouseCoopers

October 31, 2007